Marathon Petroleum Corporation Announces Dividend and Two-for-One Stock Split

FINDLAY, Ohio, April 29, 2015 - Marathon Petroleum Corporation (NYSE: MPC) announced today that its board of directors declared a dividend of $0.50 per share on common stock on a pre-split basis. The dividend is payable on June 10, 2015, to shareholders of record as of the close of business May 20, 2015.

MPC also announced that its board of directors declared a two-for-one stock split in the form of a stock dividend to be distributed on June 10, 2015, to MPC shareholders of record as of the close of business May 20, 2015. Shareholders will receive one share of MPC common stock for each share held as of the close of business on the record date. The shares are expected to begin trading on the split-adjusted basis June 11, 2015. The split will have no impact on the regular $0.50 per share cash dividend also announced today, which is payable on pre-split shares.

“MPC has performed very well for its owners since we became an independent company in mid-2011,” said President and Chief Executive Officer Gary R. Heminger. “Our share price has increased substantially since the spinoff, and we believe the stock split will make our shares more affordable for a wider range of investors, and reflects our confidence that the value proposition for MPC shareholders remains very strong.”

For more information on the stock split, MPC will post a “Frequently Asked Questions” document on its Investor Relations website at http://ir.marathonpetroleum.com.

On April 30, MPC will provide an update on its 2015 first-quarter results through an earnings news release, to be followed by a conference call scheduled for 10 a.m. EDT that day. Interested investors can listen to the conference call on MPC's website at http://www.marathonpetroleum.com by clicking on the "2015 First-Quarter Financial Results" link.

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About Marathon Petroleum Corporation

MPC is the nation's fourth-largest refiner, with a crude oil refining capacity of approximately 1.7 million barrels per calendar day in its seven-refinery system. Marathon brand gasoline is sold through approximately 5,500 independently owned retail outlets across 19 states. In addition, Speedway LLC, an MPC subsidiary, owns and operates the nation's second-largest convenience store chain, with approximately 2,750 convenience stores in 22 states. MPC also owns, leases or has ownership interests in approximately 8,300 miles of pipeline. Through subsidiaries, MPC owns the general partner of MPLX LP, a midstream master limited partnership. MPC's fully integrated system provides operational flexibility to move crude oil, feedstocks and petroleum-related products efficiently through the company's distribution network in the Midwest, Southeast and Gulf Coast regions. For additional information about the company, please visit our website at http://www.marathonpetroleum.com.

Investor Relations Contacts:
Geri Ewing (419) 421-2071
Teresa Homan (419) 421-2965

Media Contacts:
Chuck Rice (419) 421-2521
Brandon Daniels (419) 421-3127

This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements relate to, among other things, MPC's expectations, estimates and projections concerning MPC business and operations. You can identify forward- looking statements by words such as "anticipate," "believe," "estimate," "expect," "forecast," "project," "could," "may," "should," "would," "will" or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond MPC's control and are difficult to predict. Factors that could cause actual results to differ materially from those in the forward-looking statements include: volatility in and/or degradation of market and industry conditions; the availability and pricing of crude oil and other feedstocks; slower growth in domestic and Canadian crude supply; completion of pipeline capacity to areas outside the U.S. Midwest; consumer demand for refined products; transportation logistics; the reliability of processing units and other equipment; our ability to successfully implement growth opportunities; impacts from our repurchases of shares of MPC common stock under our share repurchase authorizations, including the timing and amounts of any common stock repurchases; other risk factors inherent to our industry; and the factors set forth under the heading "Risk Factors" in MPC's Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the Securities and Exchange Commission (SEC). In addition, the forward-looking statements included herein could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed here or in MPC's Form 10-K could also have material adverse effects on forward-looking statements. Copies of MPC's Form 10-K are available on the SEC website, MPC's website at http://ir.marathonpetroleum.com or by contacting MPC's Investor Relations office.